UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street P.O. Box 792 Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2011, First Merchants Corporation (the “Company”) entered into a Share Purchase Agreement with Castle Creek Capital Partners IV, L.P. (“Castle Creek”) and Endicott Opportunity Partners III, L.P. (“Endicott”) pursuant to which the Company issued a total of 2,822,000 shares of the Company’s common stock to Castle Creek and Endicott for a total purchase price of $21,165,000 (the “Purchase Agreement”). The price paid for each share of common stock issued in the transaction was $7.50. The common stock was issued in a direct private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the “Private Placement”).

The Purchase Agreement contains customary representations and warranties on behalf of the Company in favor of Castle Creek and Endicott. In addition, the Purchase Agreement provides that if the Company makes any public or nonpublic offering or sale of its common stock or securities convertible into common stock within a period of one year commencing September 9, 2011, the Company is required to give Castle Creek and Endicott the right to purchase shares at the same price then being offered in an amount sufficient for them to maintain their ownership percentage at the time of completion of the Private Placement.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The Company also announced that it has received preliminary approval to receive an investment of approximately $90.8 million in the Company’s preferred stock from the United States Department of Treasury (the “Treasury”) through the Small Business Lending Fund (the “SBLF”). The Company intends to utilize the proceeds from the Private Placement and the SBLF participation to fully repay the Treasury’s $116 million investment in the Company through its TARP Capital Purchase Program. Such will be accomplished through the Company’s redemption of: (i) 69,600 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A held by the Treasury (the “Designated Preferred Stock”) for a redemption price of $69,600,000 and (ii) $46,400,000 in the principal amount of trust preferred securities issued through the Company’s wholly owned subsidiary trust, First Merchants Capital Trust III, a Delaware Statutory Trust, held by the Treasury (the “Capital Securities”) for a redemption price of $46,400,000. The redemption of the Designated Preferred Stock and Capital Securities is subject to the prior approval of the Board of Governors of the Federal Reserve System and the Treasury’s satisfactory completion of its due diligence.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference under this Item.

Item 8.01.	Other Events.

On September 9, 2011, the Company issued a press release regarding the issuance of its common stock to Castle Creek and Endicott in the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

10.1	Share Purchase Agreement, dated September 9, 2011, among the Company, Castle Creek and Endicott

99.1	Press release dated September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 13, 2011

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Number	Description

10.1	Share Purchase Agreement, dated September 9, 2011, among the Company, Castle Creek and Endicott

99.1	Press release dated September 9, 2011